REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULES

To Sigma-Aldrich Corporation:

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements included in SIGMA-ALDRICH CORPORATION and subsidiaries' annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated February 11, 1994. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedules listed in the index on Page F-1 are the responsibility of the Company's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.




                                                /s/ ARTHUR ANDERSEN & CO.

                                                ARTHUR ANDERSEN & CO.

St. Louis, Missouri
February 11, 1994




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8, file numbers 2-95937 and 33-24415.



                                                     /s/ ARTHUR ANDERSEN & CO.


                                                      ARTHUR ANDERSEN & CO.

St. Louis, Missouri
March 30, 1994